UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2016

PROS Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33554	76-0168604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Main Street, Suite 900, Houston TX 77002
(Address of principal executive offices) (Zip Code)

(713) 335-5151
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 19, 2016, PROS Holdings, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, Company stockholders:

(i)	elected two directors to the Board of Directors (the "Board") for a three year term expiring 2019;

(ii)	ratified the appointment of PricewaterhouseCoopers LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2016; and

(iii)	approved, by non-binding advisory vote, the executive compensation.

A total of 27,802,784 shares of common stock were present in person or by proxy at the meeting, representing approximately 91.69% of the voting power of the Company stockholders entitled to vote.

 The nominees for directors were elected based upon the following votes:

	Votes		Broker
Name	For	Withheld	Non-votes
Andres D. Reiner	23,691,914	1,791,244	2,319,626
Ronald F. Woestemeyer	23,046,365	2,436,793	2,319,626

The Company maintains a total of eight Board members, five of which are independent.

Greg Petersen, Timothy Williams, and Mariette Woestemeyer continued their terms as Class I directors with terms expiring in 2017. Ellen Keszler, Leslie Rechan, and Bill Russell continued their terms as Class II directors with terms expiring in 2018.

Ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm was approved as follows:

Votes			Broker
For	Against	Abstain	non-votes
27,585,501	217,180	103	n/a

Approval, by non-binding advisory vote, of executive compensation:

Votes			Broker
For	Against	Abstain	non-votes
21,679,867	3,803,291	0	2,319,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: May 24, 2016
/s/ Damian W. Olthoff
Damian W. Olthoff
General Counsel and Secretary